EXHIBIT 99.1

DISTRIBUTION REPORT
FOR
INDEXPLUS TRUST SERIES 2003-1

DISTRIBUTION DATE
June 20, 2008
CUSIP NUMBER 45408V203

(i)	the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the “Underlying Securities” (see following chart):

Interest:	$1,134,715.78
Principal:	0.00
Premium:	0.00

(ii)	the amounts of compensation received by the Trustee for the period relating to such Distribution Date:

Paid by the Trust:	$0.00
Paid by the Depositor:	$3,500.00

(iii)	the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates and the amount of aggregate unpaid interest accrued as of such Distribution Date:

Interest:	$1,134,715.78
Principal:	$0.00

Unpaid Interest Accrued:	$0.00

(iv)	see the following chart for the aggregate stated principal amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date and the current rating assigned to the Certificates.

(v)	the aggregate Certificate Principal Balance of such Series at the close of business on such Distribution Date.

($25 Stated Amount)
Initial Principal Balance:	$37,500,000
Reduction:	(0)

Principal Balance 6/20/08:	$37,500,000

Amounts Received Per Issuer:

Issuer	Interest Collected
The Boeing Company	$67,773.13
Citigroup Inc.	$65,006.88
Credit Suisse First Boston (USA), Inc.	$78,838.13
DaimlerChrysler AG	$94,052.50
Ford Motor Company	$82,434.25
General Electric Capital Corporation	$74,688.75
General Motors Acceptance Corporation	$88,520.00
The Goldman Sachs Group, Inc.	$67,773.13
Johnson & Johnson	$54,771.75
Federated Retail Holdings, Inc.	$76,348.50
Time Warner Companies, Inc.	$73,305.63
Valero Energy Corporation	$82,987.50
Verizon Communications Inc.	$85,753.75
Viacom Inc.	$60,857.50
Weyerhaeuser Company	$81,604.38

$1,134,715.78

Principal Amounts, Rates & Current Ratings:

Issuer		Rate	CUSIP	Moody’s	S&P
The Boeing Company	$2,213,000	6.125%	097-023-AU9	A2	A+
Citigroup Inc.	$2,213,000	5.875%	172-967-BU4	A1	A+
Credit Suisse First Boston (USA), Inc.	$2,213,000	7.125%	225-41L-AE3	Aa1	AA-
DaimlerChrysler AG	$2,213,000	8.500%	233-835-AQ0	A3	A-
Ford Motor Company	$2,213,000	7.450%	345-370-CA6	Caa1	CCC+
General Electric Capital Corporation	$2,213,000	6.750%	369-62G-XZ2	Aaa	AAA
General Motors Acceptance
Corporation	$2,213,000	8.000%	370-425-RZ5	B3	B
The Goldman Sachs Group, Inc.	$2,213,000	6.125%	381-41G-CU6	Aa3	AA-
Johnson & Johnson	$2,213,000	4.950%	478-160-AL8	Aaa	AAA
Federated Retail Holdings, Inc.	$2,213,000	6.900%	577-778-BQ5	Baa3	BBB-
Time Warner Companies, Inc.	$2,213,000	6.625%	887-315-BN8	Baa2	BBB+
Valero Energy Corporation	$2,213,000	7.500%	919-13Y-AE0	Baa3	BBB
Verizon Global Funding Corporation	$2,213,000	7.750%	923-44G-AS5	A3	A
Viacom Inc.	$2,213,000	5.500%	925-524-AV2	Baa3	BBB
Weyerhaeuser Company	$2,213,000	7.375%	962-166-BR4	Baa2	BBB
United States Department of Treasury	$4,305,000	0.000%	912-803-CH4

	$37,500,000